UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2012

Bering Exploration, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Road, Suite 410, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:           (713) 780-0806

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.	On April 2, 2012, Bering Exploration, Inc., a Nevada corporation, (“the Company”), issued a convertible promissory note (“the Convertible Note”) with a principal value of $68,500.00. The Convertible Note bears interest at 12% compounded monthly and is due and payable on March 31, 2012. The Convertible Note is collateralized by a security interest in the Company’s oil and gas properties. Under the terms of the Convertible Note, the note holders may convert all, or a portion, of the Convertible Notes and related accrued interest into the Company’s common stock at $0.10 per share. This conversion rate is subject to a number of adjustments detailed in the Convertible Notes.

Item 9.01 Financial Statements and Exhibits.

(c)         Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Form of Convertible Note Agreement dated April 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bering Exploration, Inc.

April 4, 2012	By:	/s/ Steven M. Plumb
Steven M. Plumb
Chief Financial Officer

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